Exhibit 99.1
Dex Media, Inc. Reports Solid Third Quarter 2005 Results
•	Recognized revenue is $418 million in the third quarter, a 1.2 percent increase over the third quarter of 2004

•	Publication sales* grows 2.5 percent

•	EBITDA margin, as adjusted* is 56.6 percent for the quarter; net income is $16 million

•	Operating cash flow of $156 million and adjusted free cash flow* of $151 million enable debt pay down of $133 million

•	Dex PlusTM drives Dex usage share; Dex Web ClicksTM package sales grow 22 percent over second quarter
DENVER – November 3, 2005 – Dex Media, Inc. (NYSE: DEX) today announced its consolidated results for the quarter ended September 30, 2005. Dex Media, Inc. (“Dex Media”) reported third quarter net income of $15.6 million, or basic and diluted net income of $0.10 per share. For the third quarter, the company reported EBITDA (earnings before interest, taxes, depreciation and amortization), as adjusted*1 of $236.9 million; an EBITDA margin, as adjusted* of 56.6 percent; cash provided by operating activities of $155.6 million; and adjusted free cash flow*2 of $150.8 million, which was used to pay down $132.8 million in aggregate bank debt, net of borrowings on the company’s revolving credit facilities.
For the three months and nine months ended September 30, 2005, Dex Media reported recognized revenue of $418.3 million and $1,244.4 million, respectively. Publication sales*3 was $421.7 million for the quarter ended September 30, 2005 and $1,331.8 million for the nine months ended September 30, 2005, a 2.5 percent and 2.3 percent increase over the same periods in 2004, respectively.
“Dex delivered solid revenue growth, operating results that are in line with expectations and the third consecutive quarter of positive net income,” said George Burnett, president and CEO of Dex Media. “We continue to build on our track record of innovation, both in print and online. During the third quarter, we distributed five new Dex Plus directories and early results indicate growing usage share. Dex Web Clicks package sales exceeded 5,600 in the third quarter, an increase of 22 percent over the second quarter. We are also very pleased that DexOnline.comTM sustained its in-region IYP/local search leadership for the sixth straight quarter.**”
Consolidated GAAP Results
Third Quarter Consolidated GAAP Results
For the quarter ended September 30, 2005, Dex Media reported $418.3 million in revenue, compared to $404.8 million for the third quarter of 2004. Dex Media reported $343.2 million in local directory services revenue in the third quarter of 2005, compared to $339.4 million in the third quarter of 2004. Recognized revenue from national

*	Denotes a non-GAAP financial measure. See Schedules 1, 2B, 2C, 8 and 9 for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

**	According to market research firm comScore.

DEX MEDIA THIRD QUARTER 2005 RESULTS
advertisers in the third quarter of 2005 was $57.7 million, compared to $51.4 million in the third quarter of 2004. This represented the fourth consecutive quarter of growth in national directory services revenue. Qwest advertising revenue in the third quarter of 2005 was $4.7 million, compared to $5.5 million for the same period in 2004. For the three months ended September 30, 2005, Dex Media reported other revenue of $12.9 million, compared to $8.5 million for the same period in 2004. The increase in other revenue was driven by an increase in Internet revenue, and was partially offset by the impact of discontinuing certain direct marketing products in 2004.
For the quarter ended September 30, 2005, cost of revenue was $124.9 million, compared to $123.5 million for the same period in 2005. General and administrative expense, including bad debt expense, was $63.1 million for the third quarter of 2005, compared to $82.0 million for the same period in 2004. This decrease was attributable primarily to the $20.0 million payment in 2004 to eliminate the annual advisory fee payable to Dex Media’s private equity sponsors in connection with the company’s initial public offering and $5.9 million of severance expense incurred in the third quarter of 2004 in excess of that incurred during the third quarter of 2005. Partially offsetting this decrease was an increase in bad debt expense of $5.5 million.
Dex Media reported $134.9 million and $87.6 million in operating income for the third quarter of 2005 and 2004, respectively. Net income was $15.6 million for the three months ended September 30, 2005, compared to a net loss of $33.7 million for the third quarter of 2004. For the quarter ended September 30, 2005, basic and diluted earnings per share was $0.10, compared to basic and diluted net loss per share of $0.23 for the comparable period in 2004.
For the three months ended September 30, 2005 and 2004, Dex Media reported $9.0 million and $8.6 million in depreciation and amortization expense, respectively. Amortization of intangibles for the three months ended September 30, 2005 and 2004 was $86.4 million and $103.1 million, respectively, and related to identifiable intangible assets such as customer relationships and non-compete/publishing agreements. The decrease in amortization of intangibles was the result of a declining method used to amortize the value of the acquired accounts in proportion with their estimated retention lives.
Dex Media reported interest expense of $109.4 million and $144.6 million for the three months ended September 30, 2005 and 2004, respectively. For the three months ended September 30, 2005, interest expense included $7.7 million of amortization of deferred financing costs and $12.2 million of accretion on discount notes. Interest expense for the three months ended September 30, 2004 included $16.8 million of amortization of deferred financing costs and $11.2 million of accretion on discount notes.
Consolidated Results, Including Adjustments and Non-GAAP Measures
The following non-GAAP measures are presented by Dex Media:
o	EBITDA*, EBITDA as adjusted*, EBITDA margin, as adjusted*, free cash flow*, adjusted free cash flow* and publication sales*.
Dex Media also makes certain adjustments to its results to exclude the effects of purchase accounting. Dex Media’s revenue and related cost of revenue for the 12 months following the acquisition of its wholly-owned subsidiary, Dex Media West LLC, in

DEX MEDIA THIRD QUARTER 2005 RESULTS
September 2003 were lower than they otherwise would have been due to the effects of recording the acquisition in accordance with the purchase method of accounting. During the third quarter of 2004, revenue and cost of revenue were lower than they would have been by $8.7 million and $0.8 million, respectively, due to purchase accounting. There have been no purchase accounting-related impacts on revenue or related cost of revenue for any period subsequent to September 30, 2004. These purchase accounting adjustments have no impact on cash flows.
Dex Media does not intend for the non-GAAP information to be considered in isolation from or as a substitute for GAAP measures. See Schedule 1 for a description of why the presentation of such non-GAAP financial measures provides useful information to investors regarding Dex Media’s financial condition and results of operations. Schedules 1, 2B, 2C, 8 and 9 contain reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.
Third Quarter Publication Sales* Results
Publication sales* for the third quarter was $421.7 million, compared to $411.2 million for the comparable period in 2004, an increase of 2.5 percent.
Third Quarter Consolidated Results, As Adjusted
The following consolidated results have been adjusted to exclude the effects of purchase accounting.
For the three months ended September 30, 2005, Dex Media reported total recognized revenue of $418.3 million, compared to revenue (adjusted to exclude the effects of purchase accounting) of $413.5 million in the third quarter of 2004, a 1.2 percent increase. Dex Media reported $343.2 million in local directory services revenue for the quarter ended September 30, 2005, compared to local directory services revenue (adjusted to exclude the effects of purchase accounting) of $343.0 million in the third quarter of 2004.
Gross margin in the third quarter of 2005 was 70.1 percent, compared to a gross margin (adjusted to exclude the effects of purchase accounting) of 69.9 percent in the third quarter of 2004.
EBITDA, as adjusted* was $236.9 million in the third quarter of 2005, resulting in an EBITDA margin, as adjusted* of 56.6 percent, compared to EBITDA, as adjusted* and an EBITDA margin, as adjusted* of $235.6 million and 57.0 percent, respectively, in the third quarter of 2004.
Free Cash Flow* and Debt
Dex Media defines free cash flow* as cash provided by operating activities less capital expenditures.
For the quarter ended September 30, 2005, Dex Media reported cash provided by operating activities of $155.6 million compared to $104.7 million in the same period in 2004. Capital expenditures were $9.4 million for the third quarter of 2005, compared to $8.6 million for the third quarter of 2004. Adjusted free cash flow* of $150.8 million for

DEX MEDIA THIRD QUARTER 2005 RESULTS
the third quarter of 2005 compares to adjusted free cash flow* of $146.5 million in the third quarter of 2004.
During the third quarter of 2005, Dex Media’s cash provided by operating activities was primarily used to pay down aggregate bank debt by $132.8 million, net of borrowings on the revolving credit facilities. Aggregate bank debt paid down for the three months ended September 30, 2004, net of borrowings on the company’s revolving credit facilities, was $118.4 million. At September 30, 2005, Dex Media had total debt (in millions) of:

Bank Credit Facilities	$2,056.4
Bank Revolver	32.0
Notes Outstanding	3,319.9

$5,408.3

At September 30, 2005, after considering outstanding derivatives, the fixed rate portion of Dex Media’s total debt was 69 percent. The total leverage ratio4, as defined in Dex Media’s credit facilities, was 5.8x at September 30, 2005. Dex Media’s average interest rate, based on its weighted average cost of debt at September 30, 2005, was 7.6 percent. Cash interest of $80.1 million was paid during the third quarter.
2005 Guidance
Updated guidance for the full year 2005 is set forth below:
o	Revenue is expected to be $1,658 million, a reported increase of 0.6% over 2004. Excluding the effects of certain non-cash, timing-related items, revenue growth is projected to be 1.0%.[5]

o	EBITDA, as adjusted[6] is expected to be $940 million.

o	Adjusted free cash flow* is expected to be $521 million.

o	Interest expense is expected to be $455 million.

o	Debt pay down is expected to be in the range of $460 to $475 million.

o	Cash interest paid is expected to be in the range of $360 to $375 million.

o	Weighted average diluted common shares outstanding are expected to be 152.5 million.

o	Previous guidance, as provided on our August 4, 2005 earnings call, is reiterated with regard to capital expenditures, amortization of intangibles, book depreciation and amortization, amortization of deferred financing costs, and accretion of discount notes. See Schedule 2A for all full year 2005 guidance.

DEX MEDIA THIRD QUARTER 2005 RESULTS
Footnotes
1 EBITDA, as adjusted* is defined as EBITDA*, adjusted to exclude: (i) the effects of purchase accounting relating to the acquisition of its wholly-owned subsidiary, Dex Media West LLC, in September 2003; (ii) severance costs related to workforce reductions; and (iii) transaction costs incurred in conjunction with Dex Media’s proposed acquisition by R.H. Donnelley Corporation. EBITDA margin, as adjusted* is defined as EBITDA, as adjusted* divided by revenue, adjusted to exclude the effects of purchase accounting.
2 Adjusted free cash flow* is defined as free cash flow* (cash provided by operating activities less capital expenditures), adjusted to exclude: (i) severance costs related to workforce reductions; (ii) the company’s cash requirements related to its initial public offering, which was consummated in July 2004; (iii) certain advisory fees paid in 2004; and (iv) transaction costs incurred in conjunction with Dex Media’s proposed acquisition by R.H. Donnelley Corporation.
3 Publication sales* represents the total billable value of advertising in directories that were published during the period and all other revenue, including Internet products, sold during the period.
4 As defined by Dex Media’s credit facilities, total leverage ratio is the ratio of total indebtedness to adjusted consolidated EBITDA* for the period of four consecutive fiscal quarters. Total indebtedness is the aggregate principal amount of indebtedness that would be reflected on a balance sheet prepared in accordance with GAAP. As described in more detail in Schedule 3, adjusted consolidated EBITDA* is EBITDA, as adjusted* and further adjusted for specific non-recurring and any significant non-cash items defined in the credit agreement. The presentation of total leverage at September 30, 2005, is not in accordance with GAAP. We have presented total leverage because we believe that such financial information is important to an investor’s understanding of Dex Media’s ability to service its debt.
5 These items consist of: (i) the impact of increased deferred revenue related to our accounting for bundled arrangements that involve the delivery of Dex Plus and related core directories; (ii) the impact of the timing of Qwest’s purchases under the Advertising Commitment Agreement; and (iii) the discontinuation of certain direct marketing products.
6 EBITDA, as adjusted, guidance excludes: (i) severance costs related to workforce reductions and (ii) transaction costs incurred in conjunction with Dex Media’s proposed acquisition by R.H. Donnelley Corporation.
Third Quarter Conference Call
A conference call will be held Thursday, November 3, 2005, at 11 a.m. Eastern Time. The domestic dial-in number is 866-219-5894 and the international number is 703-639-1125. The conference ID is 791743. Please call 10 minutes in advance to facilitate an on-time start. The call will be broadcast on Dex Media’s web site at www.dexmedia.com.

DEX MEDIA THIRD QUARTER 2005 RESULTS
Please note: All statements made by Dex Media officers on this call are the property of Dex Media and subject to copyright protection. Recording of the call is prohibited without the express written consent of Dex Media.
About Dex Media, Inc.
Dex Media, Inc., is the leading provider of print directories and Internet-based local search in 14 Western and Midwestern states. As the official publisher for Qwest Communications International Inc., Dex published 44.5 million copies of 269 White and Yellow Pages directories in 2004. Dex’s Internet-based directory, DexOnline.com,TM has been the most used Internet Yellow Pages local search site in the Dex region for six consecutive quarters, with a share of the local search market that is more than the next two competitors combined.** In 2004, Dex Media generated revenue of approximately $1.65 billion, excluding the effects of purchase accounting related to the acquisition of Dex Media West LLC.
On October 3, 2005, Dex Media announced that it has entered into an Agreement and Plan of Merger with R.H. Donnelley Corporation (“RHD”) pursuant to which Dex Media will merge with and into a wholly owned subsidiary of RHD. Under the terms of the merger agreement, each Dex share will be exchanged for $12.30 in cash and 0.24154 of a share of RHD common stock. RHD will also assume Dex Media’s net debt outstanding, expected to be approximately $5.3 billion at year end 2005. The consummation of the merger is subject to the satisfaction or waiver of a number of conditions at or prior to the effective time of the merger, including: (i) receipt of the approval of the holders of capital stock of Dex Media and RHD required for the completion of the merger and the transactions contemplated by the merger agreement and (ii) expiration or termination of the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, the statements made under the heading “2005 Guidance.” Regardless of any identifying phrases, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.
The following important factors, among others, could cause such a difference: (i) our substantial indebtedness, which could impair our ability to operate our business; (ii) the terms of our subsidiaries’ credit facilities, which may restrict Dex Media’s access to cash flow and its ability to pursue its business strategies; (iii) increased competitive pressure from other directory publishers or media companies; (iv) the loss of any of our key

DEX MEDIA THIRD QUARTER 2005 RESULTS
agreements with Qwest; (v) declining usage of printed yellow page directories; (vi) our inability to renew customer advertising contracts; (vii) risks related to the start-up of new print or Internet directories and media services; (viii) our practice of extending credit to small and medium-sized businesses; (ix) our dependence on third-party providers of printing, distribution and delivery services; (x) the impact of fluctuations in the price or availability of paper; (xi) our failure to successfully convert to the Amdocs software system; (xii) the impact of turnover among sales representative or the loss of key personnel; (xiii) the occurrence of work stoppages; and (xiv) general economic, market or business conditions. These and other risks and uncertainties are described in detail in Dex Media’s Annual Report on Form 10-K for the year ended December 31, 2004, as well as our other periodic filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s internet site (http://www.sec.gov). .
Additional factors relating to the proposed merger of Dex Media with R.H. Donnelley Corporation (“RHD”) which could cause actual results and future actions to differ materially from those described in forward-looking statements include: (i) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (ii) the failure of RHD and Dex Media stockholders to approve the merger; (iii) the risk that the businesses will not be integrated successfully; (iv) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (v) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (vi) general economic conditions and consumer sentiment in our markets. The guidance provided in this press release regarding EBITDA, as adjusted* and adjusted free cash flow* excludes transaction costs relating to the proposed merger with RHD. Such transaction costs could have a material impact on future financial performance, whether or not the merger is consummated. These and other risks and uncertainties relating to the proposed merger are described in detail in Dex Media’s and RHD’s periodic filings with the SEC, which are available on the SEC’s internet site (http://www.sec.gov).
Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and Dex Media undertakes no obligation to publicly revise or update such forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of any unanticipated event.
Additional Information and Where to Find It
In connection with the proposed merger, RHD will file a registration statement and both companies will file a joint proxy statement and other relevant documents with the SEC. DEX MEDIA URGES INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT AND SUCH OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DEX MEDIA, RHD AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and joint proxy statement (when available) as well as other filed documents containing information about Dex Media and RHD at http://www.sec.gov, the SEC’s website. Free copies of Dex Media’s SEC filings may also be obtained at http://www.dexmedia.com, and free copies of RHD’s SEC filings may be obtained from RHD’s website at http://www.rhd.com.

DEX MEDIA THIRD QUARTER 2005 RESULTS
Participants in the Solicitation
Dex Media, RHD and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Dex Media’s or RHD’s stockholders with respect to the proposed transaction. A description of the interests of the directors and executive officers of Dex Media is set forth in Dex Media’s proxy statement for its 2005 annual meeting, which was filed with the SEC on April 20, 2005. A description of the interests of the directors and executive officers of RHD is set forth in RHD’s proxy statement for its 2005 annual meeting, which was filed with the SEC on March 21, 2005. Investors may obtain additional information regarding the interests of such potential participants by reading the joint proxy statement and prospectus regarding the proposed transaction when they become available.

Investor Contact:	Media Contact:

Brooke Martellaro	Pat Nichols
866-545-2900	303-784-1555
brooke.martellaro@dexmedia.com	pat.nichols@dexmedia.com
# # # #

DEX MEDIA THIRD QUARTER 2005 RESULTS
The following schedules have been provided for ease of reviewing consolidated selected financial data for Dex Media, Inc. and its wholly-owned subsidiaries, Dex Media East, LLC and Dex Media West, LLC. Non-GAAP measures presented in these tables have been reconciled within this press release to the most directly comparable GAAP measure.
Index of Schedules

Schedule 1:	Reconciliation of Certain GAAP to Non-GAAP Measures for the three months ended September 30, 2005 and 2004 and the nine months ended September 30, 2005 and 2004

Schedule 2A:	Guidance for Full Year 2005

Schedule 2B:	EBITDA, As Adjusted* Reconciliation for full year 2005 guidance

Schedule 2C:	Adjusted Free Cash flow* Reconciliation for full year 2005 guidance

Schedule 3:	Selected Balance Sheet Data as of September 30, 2005 and December 31, 2004

Schedule 4:	Selected Combining Statement of Operations Data for the three months ended September 30, 2005 and 2004

Schedule 5:	Selected Combining Statement of Operations Data for the nine months ended September 30, 2005 and 2004

Schedule 6:	Selected Combining Cash Flow Data for the three months ended September 30, 2005 and 2004

Schedule 7:	Selected Combining Cash Flow Data for the nine months ended September 30, 2005 and 2004

Schedule 8:	EBITDA* Reconciliation for the three months ended September 30, 2005 and 2004

Schedule 9:	EBITDA* Reconciliation for the nine months ended September 30, 2005 and 2004

Schedule 10:	2004-2005 Revenue by Channel

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 1
Dex Media, Inc. and Subsidiaries
Reconciliation of Certain GAAP to Non-GAAP Measures
*Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, Dex Media also discloses certain non-GAAP measures. Dex Media discloses EBITDA, EBITDA as adjusted, EBITDA margin, as adjusted, free cash flow, adjusted free cash flow and publication sales, all of which are non-GAAP measures. Dex Media also makes certain adjustments to revenue and cost of revenue to exclude the effects of purchase accounting relating to Dex Media’s acquisition of its wholly-owned subsidiary, Dex Media West LLC in September 2003.
Management believes that presenting adjusted GAAP results and non-GAAP measures is important for investors to better understand Dex Media’s underlying operational and financial performance, to facilitate comparison of results between periods, to enable investors to better assess and understand Dex Media’s ability to meet debt service, make capital expenditures and meet its working capital requirements.
An analysis of Dex Media’s results of operations as adjusted and the other non-GAAP measures presented in this press release should only be made in conjunction with data presented in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures are shown in Schedules 1, 2B, 2C, 8 and 9.

DEX MEDIA THIRD QUARTER 2005 RESULTS
EBITDA, EBITDA, as adjusted; EBITDA margin, as adjusted
The most directly comparable GAAP measure to EBITDA and EBITDA, as adjusted, is net income (loss). EBIDTA margin, as adjusted, is EBITDA, as adjusted, divided by revenue, adjusted to exclude the effects of purchase accounting. The following table presents a reconciliation of net income (loss) to EBITDA and EBITDA, as adjusted, for the three months and nine months ended September 30, 2005, compared to the same periods in 2004 (in millions). The following table also reflects adjustments to revenue and cost of revenue to exclude the effects of purchase accounting.

	Three Months		Nine Months
	Ended Sept 30,		Ended Sept 30,
	2005	2004	2005	2004

Net income (loss)	$15.6	$(33.7)	$49.5	$(48.3)
Income tax provision (benefit)	10.1	(23.1)	32.0	(32.0)
Interest expense — net	109.3	144.3	332.1	386.7
Depreciation & amortization	9.0	8.6	23.1	22.3
Amortization of intangibles	86.4	103.1	259.3	309.3

EBITDA*	230.4	199.2	696.0	638.0
Effects of purchase accounting:
Revenue	—	8.7	—	46.8
Cost of revenue	—	(0.8)	—	(10.5)

EBITDA*, adjusted to exclude the effects of purchase accounting		207.1		674.3

Other adjustments:
Advisory fees to Sponsors	—	—	—	2.0
Advisory fee termination	—	20.0	—	20.0
Accrued severance costs	4.8	8.5	8.4	8.9
Merger costs	1.7	—	1.7	—

EBITDA, as adjusted*	$236.9	$235.6	$706.1	$705.2

Revenue	$418.3	$404.8	$1,244.4	$1,190.2
Effects of purchase accounting	—	8.7	—	46.8

Revenue, adjusted to exclude the effects of purchase accounting	$418.3	$413.5	$1,244.4	$1,237.0

EBITDA, as adjusted*, margin	56.6%	57.0%	56.7%	57.0%

Cost of Revenue	$124.9	$123.5	$373.2	$363.9
Effects of purchase accounting	—	0.8	—	10.5

Cost of Revenue, adjusted to exclude the effects of purchase accounting	$124.9	$124.3	$373.2	$374.4

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Free Cash Flow and Adjusted Free Cash Flow
The most directly comparable GAAP measure to free cash flow and adjusted free cash flow is cash provided by operating activities. The following table presents a reconciliation of cash provided by operating activities to free cash flow and adjusted free cash flow for the three months and nine months ended September 30, 2005, compared to the same periods in 2004 (in millions).

	Three Months		Nine Months
	Ended Sept 30,		Ended Sept 30,
	2005	2004	2005	2004

Cash provided by operating activities	$155.6	$104.7	$415.7	$354.2
Capital expenditures	(9.4)	(8.6)	(26.0)	(48.0)

Free cash flow*	146.2	96.1	389.7	306.2
Adjustments:
Severance paid related to workforce reduction	4.1	—	6.8	1.4
IPO-related cash requirements	—	50.4	—	50.4
Advisory fees	—	—	—	2.0
Merger costs	0.5	—	0.5	—

Adjusted free cash flow*	$150.8	$146.5	$397.0	$360.0

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Publication Sales
Dex Media utilizes the deferral and amortization method of accounting, under which revenue and expenses are recognized over the lives of the directories published by the company. Publication sales, which is a non-GAAP financial measure for the company, represents the total billable value of advertising in directories that were published during the period, together with all other revenue, including Internet products, sold during the period. The most comparable GAAP financial measure to publication sales is revenue. Management believes that a comparison of publication sales from one period to another provides a meaningful indication of recent sales trends, taking into consideration the diversity of directories published and other products sold in each quarter that are not fully reflected by deferral and amortization accounting. Although publication sales is subsequently recognized as revenue over the lives of the respective directories, publication sales may not be directly indicative of the amount ultimately recognized as revenue under deferral and amortization, due to adjustments that may occur in subsequent reporting periods. Therefore, publication sales is not necessarily indicative of Dex Media’s future quarterly or annual recognized revenue. Dex Media utilizes publication sales to set bonus targets and to monitor, assess and reward sales performance.
The following table presents a reconciliation of publication sales to total recognized revenue for the three months and nine months ended September 30, 2005, compared to the same periods in 2004 (in millions).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Publication sales	$421.7	$385.9	$1,331.8	$1,279.9
Adjustments for changes in directory publication dates	—	25.3	—	22.1

Publication sales, as adjusted	421.7	411.2	1,331.8	1,302.0

Less: Current period publication sales not recognized as revenue in current period due to the deferral method of accounting	(394.4)	(382.2)	(1,113.7)	(860.8)
Plus: Revenue recognized in the current period for publication sales from prior periods	391.0	375.8	996.3	749.0
Plus: Revenue recognized in the current period related to extension billings for changes in directory publication dates	—	—	30.0	—

Revenue	$418.3	$404.8	$1,244.4	$1,190.2

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 2A
Dex Media, Inc. and Subsidiaries
Full Year 2005 Guidance

Item	2005 Guidance

Revenue	$1,658 million
Revenue Growth	0.6% (1.0% excluding the effects of certain non-cash, timing-related items)[1]
EBITDA, As Adjusted[2]	$940 million
Capital Expenditures	$40 million
Adjusted Free Cash Flow*	$521 million
Debt Pay Down	$460 to $475 million
Amortization of Intangibles	$345 million
Depreciation & Amortization — Book	$30 to $35 million
Interest Expense	$455 million
Cash Interest Paid	$360 to $375 million
Amortization of Deferred Financing Costs	$35 to $40 million
Accretion of Notes	$50 million
Weighted Average Diluted
Common Shares Outstanding	152.5 million

[1]	These items consist of: (i) the impact of increased deferred revenue related to our accounting for bundled arrangements that involve the delivery of Dex Plus and related core directories; (ii) the impact of the timing of Qwest’s purchases under the Advertising Commitment Agreement; and (iii) the discontinuation of certain direct marketing products.

[2]	EBITDA, as adjusted, guidance excludes: (i) severance costs related to workforce reductions and (ii) transaction costs incurred in conjunction with the Dex Media’s proposed acquisition by R.H. Donnelley Corporation.

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Schedule 2B
Dex Media, Inc. and Subsidiaries
EBITDA, As Adjusted Reconciliation for Full Year 2005 Guidance
The most directly comparable GAAP measure to EBITDA and EBITDA, as adjusted, is net income (loss). The following table presents a reconciliation of net income to EBITDA, as adjusted guidance for the full year 2005.

(Dollars in Millions)	Full Year
2005
Guidance
Net income	$55.0
Interest, Taxes, Depreciation & Amortization	866.0

EBITDA*	921.0

Other adjustments:
Accrued severance costs	8.0
Merger costs	11.0

EBITDA, as adjusted*	$940.0

Schedule 2C
Dex Media, Inc. and Subsidiaries
Adjusted Free Cash Flow As Adjusted Reconciliation for Full Year 2005 Guidance
The most directly comparable GAAP measure to free cash flow and adjusted free cash flow is cash provided by operating activities. The following table presents a reconciliation of cash provided by operating activities to adjusted free cash flow guidance for the full year 2005.

(Dollars in Millions)	Full Year
2005
Guidance
Cash provided by operating activities	$552.0
Capital expenditures	(40.0)
Free cash flow*	512.0

Adjustments:
Severance paid related to workforce reduction	9.0

Adjusted free cash flow*	$521.0

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 3
Dex Media, Inc. and Subsidiaries
Selected Balance Sheet Data

	As of
(Dollars in Millions)	September 30, 2005
	Dex Media		Dex Media		Dex Media, Inc.
	East		West		Consolidated
Total Current Assets	$194.6		$281.0		$457.6
Total Assets	2,430.7		4,114.5		6,582.5
Total Current Liabilities	281.5		336.0		632.5
Long-term Debt (including current portion)	1,582.9		2,743.5		5,408.3
Total Liabilities	1,788.1		3,045.0		5,889.0
Total Equity	642.6		1,069.5		693.5
Total Liabilities & Equity	2,430.7		4,114.5		6,582.5
Total Leverage Ratio[1]	3.9	x	5.1	x	5.8	x

	As of
(Dollars in Millions)	December 31, 2004
	Dex Media		Dex Media		Dex Media, Inc.
	East		West		Consolidated
Total Current Assets	$204.9		$225.4		$431.2
Total Assets	2,600.5		4,224.8		6,878.0
Total Current Liabilities	271.7		286.8		577.3
Long-term Debt (including current portion)	1,760.5		2,920.8		5,727.4
Total Liabilities	1,966.9		3,165.7		6,197.5
Total Equity	633.6		1,059.1		680.5
Total Liabilities & Equity	2,600.5		4,224.8		6,878.0
Total Leverage Ratio[1]	4.4	x	5.6	x	6.2	x

[1]	Total leverage ratio, as defined by Dex Media’s credit facilities, is the ratio of total indebtedness to adjusted consolidated EBITDA* for the period of four consecutive fiscal quarters. Total indebtedness is the aggregate principal amount of indebtedness that would be reflected on a balance sheet prepared in accordance with GAAP. Adjusted consolidated EBITDA* is EBITDA, as adjusted* and further adjusted for the following non-recurring and any significant non-cash items, as defined in the credit agreement: pension & other post retirement employee benefit expense, bad debt expense, stock option expense and severance costs. The presentation of total leverage at September 30, 2005, is not in accordance with GAAP. We have presented total leverage because we believe that such financial information is important to an investor’s understanding of Dex Media’s ability to service its debt.

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 4
Dex Media, Inc. and Subsidiaries
Selected Combining Statement of Operations Data
Three Months Ended

(Dollars in Millions)	September 30, 2005
			Dex Media,
			Inc.,	Dex Media,
	Dex Media	Dex Media	Eliminations	Inc.
	East	West	& Other	Consolidated
Total Revenue	$180.1	$238.4	$—	$418.3
Cost of Revenue	54.6	70.3	—	124.9
General & Administrative — (including bad debt expense)	28.9	33.6	0.6	63.1
Depreciation & Amortization	3.8	5.2	—	9.0
Amortization of Intangibles	38.4	48.0	—	86.4
Total Operating Expenses	125.8	157.0	0.6	283.4
Interest Expense — gross	35.8	51.0	22.6	109.4
Net Income (Loss)	11.3	18.5	(14.2)	15.6

(Dollars in Millions)	September 30, 2004
			Dex Media,
			Inc.,	Dex Media,
	Dex Media	Dex Media	Eliminations	Inc.
	East	West	& Other	Consolidated
Total Revenue	$183.0	$221.8	$—	$404.8
Total Revenue — excluding the effects of Purchase Accounting	183.0	230.5	—	413.5
Cost of Revenue	55.0	68.5	—	123.5
Cost of Revenue — excluding the effects of Purchase Accounting	55.0	69.3	—	124.3
General & Administrative – (including bad debt expense)	37.7	44.0	0.3	82.0
Depreciation & Amortization	3.5	5.1	—	8.6
Amortization of Intangibles	45.3	57.8	—	103.1
Total Operating Expenses	141.4	175.5	0.3	317.2
Interest Expense — gross	68.6	54.4	21.6	144.6
Net Income (Loss)	(15.4)	(4.8)	(13.5)	(33.7)

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 5
Dex Media, Inc. and Subsidiaries
Selected Combining Statement of Operations Data
Nine Months Ended

(Dollars in Millions)	September 30, 2005
			Dex Media,
			Inc.,	Dex Media,
	Dex Media	Dex Media	Eliminations	Inc.
	East	West	& Other	Consolidated
Total Revenue	$539.8	$704.6	$—	$1,244.4
Cost of Revenue	162.4	210.8	—	373.2
General & Administrative — (including bad debt expense)	79.9	94.2	2.5	176.6
Depreciation & Amortization	9.5	13.6	—	23.1
Amortization of Intangibles	115.3	144.0	—	259.3
Total Operating Expenses	367.0	462.7	2.5	832.2
Interest Expense — gross	110.2	155.4	67.0	332.6
Net Income (Loss)	38.4	53.6	(42.5)	49.5

(Dollars in Millions)	September 30, 2004
			Dex Media,
			Inc.,	Dex Media,
	Dex Media	Dex Media	Eliminations	Inc.
	East	West	& Other	Consolidated
Total Revenue	$543.8	$646.4	$—	$1,190.2
Total Revenue — excluding the effects of Purchase Accounting	543.8	693.2	—	1,237.0
Cost of Revenue	165.6	198.3	—	363.9
Cost of Revenue — excluding the effects of Purchase Accounting	165.6	208.8	—	374.4
General & Administrative — (including bad debt expense)	85.5	102.3	0.4	188.2
Depreciation & Amortization	9.1	13.2	—	22.3
Amortization of Intangibles	135.8	173.5	—	309.3
Total Operating Expenses	396.1	487.3	0.3	883.7
Interest Expense — gross	163.1	162.3	61.9	387.3
Net Income (Loss)	(8.4)	(1.9)	(38.0)	(48.3)

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 6
Dex Media, Inc. and Subsidiaries
Selected Combining Cash Flow Data
Three Months Ended

(Dollars in Millions)	September 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net Income (Loss)	$11.3	$18.5	$(14.2)	$15.6
Cash Interest Paid	10.2	69.9	—	80.1
Amortization of Deferred Financing Costs	3.5	3.8	0.4	7.7
Accretion of Notes	—	—	12.2	12.2
Cash Provided by (Used for) Operating Activities	86.6	70.1	(1.1)	155.6
Capital Expenditures	(3.3)	(6.1)	—	(9.4)
Cash Provided by (Used for) Investing Activities	(3.3)	(6.1)	—	(9.4)
Net Borrowings on Revolver	(39.0)	(25.5)	—	(64.5)
Debt Repayments	(38.2)	(30.1)	—	(68.3)
Cash Provided by (Used for) Financing Activities	(83.2)	(64.0)	1.0	(146.2)
Beginning Cash Balance	—	—	0.3	0.3
Ending Cash Balance	—	—	0.2	0.2

(Dollars in Millions)	September 30, 2004
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net Income (Loss)	$(15.4)	$(4.8)	$(13.5)	$(33.7)
Cash Interest Paid	38.1	71.1	—	109.2
Amortization of Deferred Financing Costs	9.7	6.7	0.4	16.8
Accretion of Notes	—	—	11.2	11.2
Cash Provided by (Used for) Operating Activities	32.9	72.0	(0.2)	104.7
Capital Expenditures	(3.9)	(4.7)	—	(8.6)
Cash Provided by (Used for) Investing Activities	(3.9)	(4.8)	—	(8.7)
Net Borrowings on Revolver	(3.0)	—	—	(3.0)
Debt Repayments	(237.2)	(80.2)	—	(317.4)
Cash Provided by (Used for) Financing Activities	(29.0)	(66.1)	0.5	(94.6)
Beginning Cash Balance	—	1.8	0.7	2.5
Ending Cash Balance	—	2.9	0.9	3.8

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 7
Dex Media, Inc. and Subsidiaries
Selected Combining Cash Flow Data
Nine Months Ended

(Dollars in Millions)	September 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net Income (Loss)	$38.4	$53.6	$(42.5)	$49.5
Cash Interest Paid	76.3	164.1	19.9	260.3
Amortization of Deferred Financing Costs	12.5	14.6	1.2	28.3
Accretion of Notes	—	—	35.8	35.8
Cash Provided by (Used for) Operating Activities	216.5	221.5	(22.3)	415.7
Capital Expenditures	(11.2)	(14.8)	—	(26.0)
Cash Provided by (Used for) Investing Activities	(11.2)	(14.8)	—	(26.0)
Net Borrowings on Revolver	14.0	18.0	—	32.0
Debt Repayments	(191.6)	(195.3)	—	(386.9)
Cash Provided by (Used for) Financing Activities	(205.4)	(215.6)	22.3	(398.7)
Beginning Cash Balance	—	8.9	0.3	9.2
Ending Cash Balance	—	—	0.2	0.2

(Dollars in Millions)	September 30, 2004
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net Income (Loss)	$(8.4)	$(1.9)	$(38.0)	$(48.3)
Cash Interest Paid	121.0	172.0	20.5	313.5
Amortization of Deferred Financing Costs	25.3	19.8	1.2	46.3
Accretion of Notes	—	—	30.6	30.6
Cash Provided by (Used for) Operating Activities	167.6	206.2	(19.6)	354.2
Capital Expenditures	(22.4)	(25.6)	—	(48.0)
Cash Provided by (Used for) Investing Activities	(22.4)	(20.4)	—	(42.8)
Net Borrowings on Revolver	—	—	—	—
Debt Repayments	(351.2)	(188.2)	—	(539.4)
Cash Provided by (Used for) Financing Activities	(148.0)	(187.5)	20.5	(315.0)
Beginning Cash Balance	2.7	4.7	—	7.4
Ending Cash Balance	—	2.9	(2.9)	—

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 8
Dex Media, Inc. and Subsidiaries
EBITDA* Reconciliation
Three Months Ended

(Dollars in Millions)	September 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net income (loss)	$11.3	$18.5	$(14.2)	$15.6
Income tax provision (benefit)	7.2	11.9	(8.9)	10.1
Interest expense — net	35.8	50.9	22.6	109.3
Depreciation & amortization	3.8	5.2	—	9.0
Amortization of intangibles	38.4	48.0	—	86.4

EBITDA*	96.5	134.4	(0.5)	230.4
Other adjustments:
Accrued severance costs	2.1	2.7	—	4.8
Merger costs	0.7	0.9	0.1	1.7

EBITDA, as adjusted*	99.3	138.4	(0.4)	236.9

Revenue	$180.1	$238.3	$—	$418.3

EBITDA*, margin	55.1%	57.9%		56.6%

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 8
Dex Media, Inc. and Subsidiaries
EBITDA* Reconciliation
Three Months Ended

(Dollars in Millions)	September 30, 2004
			Dex Media,
			Inc.,	Dex Media,
	Dex Media	Dex Media	Eliminations	Inc.
	East	West	& Other	Consolidated
Net income (loss)	$(15.4)	$(4.8)	$(13.5)	$(33.7)
Income tax provision (benefit)	(11.4)	(3.2)	(8.5)	(23.1)
Interest expense — net	68.3	54.3	21.7	144.3
Depreciation & amortization	3.5	5.1	—	8.6
Amortization of intangibles	45.3	57.8	—	103.1

EBITDA*	90.3	109.2	(0.3)	199.2
Effects of purchase accounting:
Revenue	—	8.7	—	8.7
Cost of revenue	—	(0.8)	—	(0.8)

EBITDA*, adjusted to exclude the effects of purchase accounting	90.3	117.1	(0.3)	207.1

Other adjustments:
Advisory fees to Sponsors	—	—	—	—
Advisory fees termination	10.0	10.0	—	20.0
Accrued severance costs	3.8	4.7	—	8.5

EBITDA, as adjusted*	$104.1	$131.8	$(0.3)	$235.6

Revenue	$183.0	$221.8	—	$404.8
Effects of purchase accounting	—	8.7	—	8.7

Revenue, adjusted to exclude the effects of purchase accounting	$183.0	$230.5	$—	$413.5

EBITDA margin, as adjusted*	56.9%	57.2%		57.0%

Cost of Revenue	$55.0	$68.5	—	$123.5
Effects of purchase accounting	—	0.8	—	0.8

Cost of Revenue, adjusted to exclude the effects of purchase accounting	$55.0	$69.3	$—	$124.3

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 9
Dex Media, Inc. and Subsidiaries
EBITDA* Reconciliation
Nine Months Ended

(Dollars in Millions)	September 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net income (loss)	$38.4	$53.6	$(42.5)	$49.5
Income tax provision (benefit)	24.4	34.3	(26.7)	32.0
Interest expense — net	110.0	155.1	67.0	332.1
Depreciation & amortization	9.5	13.6	—	23.1
Amortization of intangibles	115.3	144.0	—	259.3

EBITDA*	297.6	400.6	(2.2)	696.0
Other adjustments:
Accrued severance costs	3.7	4.7	—	8.4
Merger costs	0.7	0.9	0.1	1.7

EBITDA, as adjusted*	302.0	406.2	(2.1)	706.1

Revenue	$539.8	$704.6	$—	$1,244.4

EBITDA* margin	55.9%	57.6%		56.7%

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 9
Dex Media, Inc. and Subsidiaries
EBITDA* Reconciliation
Nine Months Ended

(Dollars in Millions)	September 30, 2004
			Dex Media,
			Inc.,	Dex Media,
	Dex Media	Dex Media	Eliminations	Inc.
	East	West	& Other	Consolidated
Net income (loss)	$(8.4)	(1.9)	$(38.0)	$(48.3)
Income tax provision (benefit)	(6.7)	(1.2)	(24.1)	(32.0)
Interest expense — net	162.8	162.2	61.7	386.7
Depreciation & amortization	9.1	13.2	—	22.3
Amortization of intangibles	135.8	173.5	—	309.3

EBITDA*	292.6	345.8	(0.4)	638.0
Effects of purchase accounting:
Revenue	—	46.8	—	46.8
Cost of revenue	—	(10.5)	—	(10.5)

EBITDA*, adjusted to exclude the effects of purchase accounting	292.6	382.1	(0.4)	674.3
Other adjustments:
Advisory fees to Sponsors	1.0	1.0	—	2.0
Advisory fee termination	10.0	10.0	—	20.0
Accrued severance costs	4.0	4.8	0.1	8.9

EBITDA, as adjusted*	$307.6	$397.9	$(0.3)	$705.2

Revenue	$543.8	$646.4	—	$1,190.2
Effects of purchase accounting	—	46.8	—	46.8

Revenue, adjusted to exclude the effects of purchase accounting	$543.8	$693.2	$—	$1,237.0

EBITDA margin, as adjusted*	56.6%	57.4%		57.0%

Cost of Revenue	$165.6	$198.3	—	$363.9
Effects of purchase accounting	—	10.5	—	10.5

Cost of Revenue, adjusted to exclude the effects of purchase accounting	$165.6	$208.8	$—	$374.4

DEX MEDIA THIRD QUARTER 2005 RESULTS
Schedule 10
Dex Media, Inc. and Subsidiaries
2004-2005 Revenue by Channel
Consolidated Results, As Adjusted
(Dollars in Millions)

	2005
	Q1	Q2	Q3	YTD
Revenue
Local directory services	$341.0	$339.2	$343.2	$1,023.4
National directory services	58.2	58.2	57.7	174.0
Qwest advertising	4.1	4.3	4.7	13.1
Other revenue[1]	8.5	12.6	12.9	33.9

Total revenue	$411.8	$414.3	$418.3	$1,244.4

	2004
	Q1	Q2	Q3	Q4	Full Year
Revenue
Local directory services	$337.5	$340.0	$343.1	$342.3	$1,362.8
National directory services	57.7	57.3	56.4	56.9	228.4
Qwest advertising	6.6	6.1	5.5	4.9	23.1
Other revenue[1]	9.3	9.1	8.5	8.6	35.4

Total revenue	$411.1	$412.4	$413.5	$412.7	$1,649.7

[1]	Other revenue is primarily comprised of Internet-related products, direct marketing lists and the sale of Dex directories and other publishers’ directories outside of the normal delivery schedule.
During the three months ended September 30, 2005, Dex Media reclassified amounts recognized into income for late fees received from its customers from interest income to other revenue. Certain prior period amounts have been reclassified to conform to the 2005 presentation.